Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

PBT Land and Minerals, Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Other	Subscription Rights to purchase Class A Common Stock, par value $0.01 per share	(1)	Other			$0.00	$0.00	0.0001381	$0.00
Fees to be Paid	Equity	Class A Common Stock, par value $0.01 per share, issuable upon exercise of Subscription Rights	(2)	457(o)		$		$71,160,000.00	0.0001381	$9,827.20

Total Offering Amounts:								$71,160,000.00		9,827.20
Total Fees Previously Paid:										0.00
Total Fee Offsets:										0.00
Net Fee Due:										$9,827.20

__________________________________________
Offering Note(s)

(1)	This registration statement relates to: (a) non-transferable subscription rights (the “Subscription Rights”) to purchase Class A common stock, par value $0.01 per share (the “Class A Shares”) of PBT Land and Minerals, Inc., which Subscription Rights are to be issued to holders of units of beneficial interest of Permian Basin Royalty Trust on a pro rata basis without consideration, and (b) the Class A Shares issuable upon the exercise of such Subscription Rights pursuant to the rights offering.

The Subscription Rights are being issued without consideration. No separate registration fee is payable with respect to the Subscription Rights being offered hereby since the Subscription Rights are being registered in the same registration statement as the Class A Shares underlying the Subscription Rights.
(2)	The Class A Shares registered hereunder include an indeterminate number of Class A shares which shall have an aggregate initial offering price not to exceed $71,160,000. In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover an indeterminate number of additional shares to be offered or issued from stock splits, stock dividends or similar transactions with respect to the shares being registered.